SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 1994



Westmoreland Coal Company
(Exact name of registrant as specified in its charter)



Delaware                     0-752                  23-1128670
(State or other         (Commission File         (IRS Employer
jurisdiction of              Number)             Identification
No.)
incorporation)


700 The Bellevue, 200 South Broad Street
Philadelphia, Pennsylvania                                  19102
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (215) 545-2500


Item 5.    Other Events.

   On July 28, 1994, Westmoreland Coal Company announced that it has reached a definitive agreement in principle to sell the assets of its wholly-owned subsidiary, Kentucky Criterion Coal Company, to CONSOL of Kentucky Inc., a member of the CONSOL coal group, subject to an inventory adjustment at closing, and subject to third-party consents.

   A press release describing the transaction is attached as an exhibit and incorporated herein by reference.

Item 7.    Exhibits.

   Press release dated July 28, 1994.






EXHIBIT INDEX


                                                        Sequentially
Exhibit    Description of Exhibit                         Numbered
Number                                                      Page
  1        Press release dated July 28, 1994.                 4












SIGNATURE





	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


		WESTMORELAND COAL COMPANY




Date:  August 4, 1994		By:
			Francis J. Boyle
			Senior Vice President,
			Chief Financial Officer and
Treasurer